Exhibit 21


APA Enterprises, Inc. had two subsidiaries as of March 31, 2005, as set forth below. Both subsidiaries are wholly-owned by APA Enterprises, Inc.

--------------------------------------------------------------------
            Name                       Jurisdiction of Incorporation
--------------------------------------------------------------------
APA Cables and Networks, Inc.                   Minnesota
--------------------------------------------------------------------
APA Optronics (India) Private Limited             India
--------------------------------------------------------------------